 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2014

SNACKHEALTHY, INC.

(exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-59114	33-0730042
Commission File Number	IRS Employer Identification Number

620 Newport Center Drive, Suite 1100, Newport Beach, CA 92660

(Address of principal executive offices)

Registrant's telephone number, including area code: (561) 935-6449

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 28, 2014, William Alverson tendered to the Board of Directors of Snackhealthy, Inc. a Nevada corporation (the "Registrant") his notice of resignation as the Company's director and Chairman of the Board of Directors. Mr. Alverson's resignation was effective immediately. Also, on January 28, 2014, Katherine T. West resigned as the Registrant’s Chief Executive Officer and President, and accepted her appointment as the Registrant’s Chairwoman of the Board of Directors, which has been approved by the Board of Directors as of that date. The Board of Directors of the Registrant appointed Richard Damion, age 70, as the Registrant's director to fill the vacancy on the Board of Directors created by the resignation of Mr. Alverson from that position. Mr. Damion was approved by the Board of Directors as the Registrant’s new Chief Executive Officer and President after Ms. West’s resignation from that position. Mr. Damion has been involved in the Registrant’s operations as an acting CEO since late November, 2013, however, he has been approved as the Registrant’s CEO and President by the Board of Directors by the action set forth above.

Mr. Damion has more than 35 years of experience in manufacturing, sales and distribution of food and beverage products. From 2009 to November, 2013, he has been a director of Newport Digital Technologies (Newport Beach, California); from 2008 to July 2009, he acted as the CEO / Chairman of said company. From 1995 until 2008, he has been a CEO /Chairman of International Food Products Group, Inc. (Newport Beach, California). The Registrant has not entered into an employment agreement with Mr. Damion as of the date hereof.

ITEM 8.01. OTHER EVENTS.

Effective as of February 1, 2014, the Registrant moved its executive and corporate office to 620 Newport Center Drive, Suite 1100, Newport Beach, California 92660.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act or 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SNACKHEALTHY, INC.

Dated: February 4, 2014	By:	/s/ Katherine T. West
Katherine T. West
Chairwoman of the Board